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                                                                 Exhibit 23.2


                       Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 25, 1996, relating to the financial statements of North Wales Controls and Quadrants Group, a division of Teleflex Incorporated, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Philadelphia, PA

September 24, 1996